MARQETA REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS
The global modern card issuer reported $57 billion in total processing volume with net revenue of $109 million in the third quarter of 2023.
OAKLAND, Calif. – November 7, 2023 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the third quarter ended September 30, 2023.

The Company reported total processing volume (TPV) of $57 billion, representing a year-over-year increase of 33% driven by volume growth across several use cases.
Marqeta's Q3 earnings are the Company's first full quarter of financial results reflecting its Cash App contract renewal announced in August. Marqeta reported net revenue of $109 million, a decrease of 43% year over year, which included a 60 percentage point negative growth impact due to the change in revenue presentation caused by the new Cash App contract. Gross profit was $73 million for the quarter, resulting in a gross margin of 67%. Gross profit decreased 9% year over year, primarily as a result of new Cash App pricing. GAAP operating expenses and net loss for the quarter were $142 million and $55 million, respectively. Adjusted operating expenses were $75 million, a year-over-year decrease of 20% driven by cost reduction initiatives, which resulted in an Adjusted EBITDA loss of $2 million.
"Our Q3 results represent the new baseline for Marqeta, post Block’s Cash App renewal. We've shown continued sales bookings momentum against a backdrop of operational discipline, continued scale, and new innovations through the launch of our credit platform,” said Simon Khalaf, CEO of Marqeta. “We are in a good position to return to strong growth by Q3 2024 as we lap the Cash App contract and expect to accelerate that growth in future years as the market for embedded finance continues to materialize."
Recent Business Updates:
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta announced its new credit platform, adding intuitive credit card program management tools and creating a one-stop shop for launching consumer and commercial credit programs. Through Marqeta, customers won’t have to build credit cards with black box legacy infrastructure or from a patchwork of different solutions. Instead, through one single, modern tech stack that has been proven at scale, they can build out a credit product closely tailored to the needs of consumer and commercial cardholders.
•Marqeta announced multiple updates to its long-standing relationship with Block. It extended the term of the Square Debit Card program through June 30, 2028 and extended the term of the Cash App program for one additional year, also through June 30, 2028. As part of the agreement Marqeta will be the default provider of issuing processing and related services in current or future markets outside of the U.S. where Block intends to operate and the Company is able to provide issuing and processing services.
•Marqeta announced that with the Block extensions complete, it has now signed contract renewals in the last 6 quarters with customers accounting for over 75% of its TPV, securing a solid customer base to drive growth in the coming years.
•Marqeta announced that consumer cards offered by Buy Now, Pay Later (BNPL) providers to give their customers the ability to pay in installments at any merchant that accepts cards, drove almost 10% of all BNPL TPV. This rapid growth is testament to the innovation and comprehensive nature of the Marqeta platform in both commercial and consumer programs.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2023	2022		2023	2022
Financial metrics:
Net revenue	$108,891	$191,621	(43)%	$557,349	$544,401	2%
Gross profit	$72,508	$80,102	(9)%	$246,281	$232,877	6%
Gross margin	67%	42%		44%	43%
Total operating expenses	$142,334	$139,598	2%	$472,960	$388,362	22%
Net loss	($54,990)	($53,168)	(3)%	($182,587)	($158,454)	(15)%
Net loss margin	(51)%	(28)%		(33)%	(29)%
Net loss per share - basic and diluted	($0.10)	($0.10)	—%	($0.34)	($0.29)	(17)%
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$56,650	$42,473	33%	$160,285	$119,556	34%
Adjusted EBITDA [2]	($2,062)	($13,630)	85%	($5,586)	($34,308)	84%
Adjusted EBITDA margin [2]	(1.9)%	(7.0)%		(1.0)%	(6.0)%
Non-GAAP operating expenses [2]	$74,570	$93,733	(20)%	$251,867	$267,185	(6)%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
Third Quarter 2023 Financial Results:
Net revenue decreased by $83 million, or 43% year-over-year, declining to $109 million from $192 million in the third quarter of 2022, primarily due to a contract renewal with Cash App and resulting change in revenue presentation. The impact of fees owed to Issuing Banks and Card Networks related to the Cash App primary Card Network volume, which are netted against revenue earned from the Cash App program within Net Revenue, was a reduction of $114 million, negatively impacting the growth rate by 60 percentage points. In prior periods, these costs were included within Costs of Revenue.
Gross profit decreased by 9% year-over-year, declining to $73 million from $80 million in the third quarter of 2022 primarily due to reduced pricing from the Cash App renewal. Gross margin was 67% in the third quarter of 2023.
Net loss increased by $2 million year-over-year to $55 million in the quarter. Our decrease in gross profit in conjunction with a slight increase in operating expenses was partially offset by increases in interest income earned on our short-term investments and cash deposits. Net loss margin was 51% in the third quarter of 2023.
Total Processing Volume increased by 33% year-over-year, rising to $57 billion from $42 billion in the third quarter of 2022.
Adjusted EBITDA loss decreased by $12 million year-over year, declining to a loss of $2 million, in the third quarter of 2023 from an Adjusted EBITDA loss of $14 million in the comparable prior year period. Adjusted EBITDA margin was (2)% in the third quarter of 2023, an increase of 5 percentage points year-over-year.

Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until November 14, 2023, 8:59 p.m. Pacific time (11:59 p.m. Eastern time). The confirmation code for the replay is 13740965.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding expected accounting treatment and changes to revenue and gross profit; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities, including credit card issuing; and statements made by Marqeta’s CEO and CFO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta’s anticipated accounting treatment may be subject to further changes or developments; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products, including credit card issuing, as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services, including credit card issuing; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; the risk of ongoing financial services and banking sector instability and follow on effects to fintech companies, general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war, including the direct and indirect effects on U.S. and global economies, our business, results of operations, financial condition, and demand for our platform; and the risk that Marqeta may be subject to additional risks such as inflation or currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in more than 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$108,891	$191,621	$557,349	$544,401
Costs of revenue	36,383	111,519	311,068	311,524
Gross profit	72,508	80,102	246,281	232,877
Operating expenses:
Compensation and benefits	115,846	105,887	390,393	304,103
Technology	13,930	13,422	41,674	37,960
Professional services	4,197	6,620	14,507	17,184
Occupancy	1,074	1,125	3,285	3,388
Depreciation and amortization	3,108	934	7,582	2,834
Marketing and advertising	346	688	1,348	2,133
Other operating expenses	3,833	10,922	14,171	20,760
Total operating expenses	142,334	139,598	472,960	388,362
Loss from operations	(69,826)	(59,496)	(226,679)	(155,485)
Other income (expense), net	15,074	6,333	37,508	(3,542)
Loss before income tax expense	(54,752)	(53,163)	(189,171)	(159,027)
Income tax expense (benefit)	238	5	(6,584)	(573)
Net loss	$(54,990)	$(53,168)	$(182,587)	$(158,454)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.10)	$(0.34)	$(0.29)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	529,488,986	548,990,212	535,797,471	545,614,599

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$947,749	$1,183,846
Restricted cash	7,800	7,800
Short-term investments	349,395	440,858
Accounts receivable, net	15,656	15,569
Settlements receivable, net	19,505	18,028
Network incentives receivable	34,575	42,661
Prepaid expenses and other current assets	32,535	38,007
Total current assets	1,407,215	1,746,769
Property and equipment, net	17,022	7,440
Operating lease right-of-use assets, net	7,145	9,015
Goodwill	123,000	—
Other assets	48,867	7,122
Total assets	$1,603,249	$1,770,346
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,707	$3,798
Revenue share payable	146,483	142,194
Accrued expenses and other current liabilities	148,677	136,887
Total current liabilities	296,867	282,879
Operating lease liabilities, net of current portion	6,145	9,034
Other liabilities	5,154	5,477
Total liabilities	308,166	297,390
Stockholders' equity :
Preferred stock	—	—
Common stock	53	53
Additional paid-in capital	2,081,689	2,082,373
Accumulated other comprehensive loss	(1,838)	(7,237)
Accumulated deficit	(784,821)	(602,233)
Total stockholders’ equity	1,295,083	1,472,956
Total liabilities and stockholders' equity	$1,603,249	$1,770,346

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(182,587)	$(158,454)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,582	2,834
Share-based compensation expense	135,712	115,662
Non-cash postcombination compensation expense	32,430	—
Non-cash operating leases expense	1,870	1,689
Amortization of premium (accretion of discount) on short-term investments	(5,525)	449
Impairment of other financial instruments	—	11,616
Other	1,068	445
Changes in operating assets and liabilities:
Accounts receivable	(1,108)	271
Settlements receivable	(1,477)	916
Network incentives receivable	8,086	3,336
Prepaid expenses and other assets	7,760	(11,596)
Accounts payable	(4,350)	(891)
Revenue share payable	4,289	(5,084)
Accrued expenses and other liabilities	3,331	13,144
Operating lease liabilities	(2,499)	(2,231)
Net cash provided by (used in) operating activities	4,582	(27,894)
Cash flows from investing activities:
Purchases of property and equipment	(722)	(1,700)
Capitalization of internal-use software	(9,488)	—
Business combination, net of cash acquired	(135,630)	—
Purchases of patents	—	(600)
Purchases of short-term investments	(972,430)	(21,660)
Sales of marketable securities	637,913	—
Maturities of short-term investments	437,034	24,900
Realized gain/loss on investments	(73)	—
Net cash (used in) provided by investing activities	(43,396)	940
Cash flows from financing activities:
Proceeds from exercise of stock options, including early exercised stock options, net of repurchase of early exercised unvested options	4,081	5,733
Payment on acquisition-related contingent consideration	(53,067)	—
Proceeds from shares issued in connection with employee stock purchase plan	1,775	2,775
Taxes paid related to net share settlement of restricted stock units	(18,553)	(11,576)
Repurchase of common stock	(131,519)	(12,702)
Net cash used in financing activities	(197,283)	(15,770)
Net decrease in cash, cash equivalents, and restricted cash	(236,097)	(42,724)
Cash, cash equivalents, and restricted cash- Beginning of period	1,191,646	1,255,381
Cash, cash equivalents, and restricted cash - End of period	$955,549	$1,212,657

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2023	2022	Year over Year Change Q3'23 vs Q3'22
Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating performance:
Net revenue	$108,891	$231,115	$217,343	$203,805	$191,621	(43)%
Costs of revenue	36,383	146,506	128,179	116,681	111,519	(67)%
Gross profit	72,508	84,609	89,164	87,124	80,102	(9)%
Gross margin	67%	37%	41%	43%	42%	25	pps
Operating expenses:
Compensation and benefits	115,846	126,788	147,759	110,991	105,887	9%
Technology	13,930	13,154	14,590	14,401	13,422	4%
Professional services	4,197	4,873	5,437	6,295	6,620	(37)%
Occupancy and equipment	1,074	1,057	1,154	1,126	1,125	(5)%
Depreciation and amortization	3,108	2,494	1,980	1,019	934	233%
Marketing and advertising	346	561	441	1,862	688	(50)%
Other operating expenses	3,833	5,103	5,236	5,753	10,922	(65)%
Total operating expenses	142,334	154,030	176,597	141,447	139,598	2%
Loss from operations	(69,826)	(69,421)	(87,433)	(54,323)	(59,496)	17%
Other income (expense), net	15,074	10,762	11,672	28,468	6,333	n/m
Loss before income tax expense	(54,752)	(58,659)	(75,761)	(25,855)	(53,163)	3%
Income tax expense (benefit)	238	138	(6,960)	471	5	4660%
Net loss	$(54,990)	$(58,797)	$(68,801)	$(26,326)	$(53,168)	3%
Loss per share - basic and diluted	$(0.10)	$(0.11)	$(0.13)	$(0.05)	$(0.10)	—%
TPV (in millions)	$56,650	$53,615	$50,020	$46,704	$42,473	33%
Adjusted EBITDA	$(2,062)	$824	$(4,346)	$(7,488)	$(13,630)	(85)%
Adjusted EBITDA margin	(1.9)%	0.4%	(2.0)%	(4.0)%	(7.0)%	5	pps
Financial condition:
Cash and cash equivalents	$947,749	$950,157	$1,050,414	$1,183,846	$1,204,857	(21)%
Restricted cash	$7,800	$9,375	$7,800	$7,800	$7,800	—%
Short-term investments	$349,395	$432,354	$408,675	$440,858	$441,132	(21)%
Total assets	$1,603,249	$1,704,143	$1,774,183	$1,770,346	$1,774,455	(10)%
Total liabilities	$308,166	$331,528	$340,533	$297,390	$262,117	18%
Stockholders' equity	$1,295,083	$1,372,615	$1,433,650	$1,472,956	$1,512,338	(14)%
pps = percentage points
n/m = not meaningful

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)
(unaudited)
Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; acquisition-related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income (expense), net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that non-GAAP operating expenses is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP net revenue	$108,891	$191,621	$557,349	$544,401
GAAP net loss	$(54,990)	$(53,168)	$(182,587)	$(158,454)
GAAP net loss margin	(51)%	(28)%	(33)%	(29)%
GAAP total operating expenses	$142,334	$139,598	$472,960	$388,362

GAAP net loss	$(54,990)	$(53,168)	$(182,587)	$(158,454)
Depreciation and amortization expense	3,108	934	7,582	2,834
Share-based compensation expense	45,548	43,509	138,603	115,662
Payroll tax expense related to share-based compensation	541	509	1,818	1,768
Acquisition-related expenses (1)	18,270	913	64,420	913
Restructuring	297	—	8,670	—
Other (income) expense, net	(15,074)	(6,333)	(37,508)	3,542
Income tax expense (benefit)	238	5	(6,584)	(573)
Adjusted EBITDA	$(2,062)	$(13,631)	$(5,586)	$(34,308)
Adjusted EBITDA Margin	(1.9)%	(7.0)%	(1.0)%	(6.0)%

GAAP Total operating expenses	$142,334	$139,598	$472,960	$388,362
Depreciation and amortization expense	(3,108)	(934)	(7,582)	(2,834)
Share-based compensation expense	(45,548)	(43,509)	(138,603)	(115,662)
Payroll tax expense related to share-based compensation	(541)	(509)	(1,818)	(1,768)
Restructuring	(297)	—	(8,670)	—
Acquisition-related expenses	(18,270)	(913)	(64,420)	(913)
Non-GAAP operating expenses	$74,570	$93,733	$251,867	$267,185
_______________
(1) Acquisition-related expenses, which include transaction costs, integration costs and cash and non-cash postcombination compensation expense, have been excluded from Adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.